Exhibit 5.1
December 19, 2007

INX Inc.
6401 Southwest Freeway
Houston, Texas 77074

Ladies and Gentlemen:

We have acted as counsel for INX Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale by the Company of (i) up to 575,000 shares (the “Public Warrant Shares”) of the Company's common stock, par value $0.01 (“Common Stock”) issuable upon exercise of the Company’s public warrants, (ii) up to 100,000 shares of Common Stock (the “Representative’s Warrant Shares”) and 50,000 warrants (the “Underlying Warrants”) issuable upon exercise of warrants (the “Representatives’ Warrants”) granted to the representatives and their designees of the underwriters of a 2004 public offering of units comprised of shares of Common Stock and the Public Warrants and (iii) up to 50,000 shares of Common Stock (the “Underlying Warrant Shares”) issuable upon exercise of the Underlying Warrants.

We have examined (i) the Certificate of Incorporation and Bylaws of the Company, (ii) the Warrant Agreement relating to the Public Warrants, (iii) the Representatives’ Warrants and (iv) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. No opinion is expressed herein as to any matter governed by any law other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America, each as in effect on the date hereof.

Based upon our examination as aforesaid and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.              The Public Warrant Shares, the Representatives’ Warrant Shares, the Underlying Warrants and the Underlying Warrant Shares have been duly authorized.

2.              If, as and when the Public Warrant Shares have been issued in accordance with the Public Warrants and the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) and payment for the Public Warrant Shares has been received by the Company in accordance with the terms of the Public Warrants, the Public Warrant Shares will be validly issued, fully paid and nonassessable.

3.              If, as and when the Representatives’ Warrant Shares and the Underlying Warrants have been issued in accordance with the Representatives’ Warrants and the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) and payment for the Representatives’ Warrant Shares and the Underlying Warrants has been received by the Company in accordance with the terms of the Representatives’ Warrants, the Representatives’ Warrant Shares and the Underlying Warrants will be validly issued, fully paid and nonassessable and the Underlying Warrants will be binding obligations of the Company under the laws of the State of Delaware.

4.              If, as and when the Underlying Warrant Shares have been issued in accordance with the Underlying Warrants and the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) and payment for the Underlying Warrant Shares has been received by the Company in accordance with the terms of the Underlying Warrants, the Underlying Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption “Legal Matters” in each of the Prospectuses forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

EPSTEIN BECKER & GREEN, P.C.

By:	/s/ Sharon L. Ferko
Sharon L. Ferko